                          REGISTRATION RIGHTS AGREEMENT



         REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") made as of this 15th day of March, 2001 by and among LaBRANCHE & CO INC., a Delaware corporation (the "COMPANY"), and the individuals whose names are set forth on Schedule I hereto (each, a "STOCKHOLDER" and, collectively, the "STOCKHOLDERS").

                              W I T N E S S E T H:

         WHEREAS, the Company and ROBB PECK McCOOEY Financial Services, Inc., a Delaware corporation ("ROBB PECK") have entered into an Agreement and Plan of Merger, dated as of January 18, 2001, as amended as of February 15, 2001 (the "MERGER AGREEMENT"), pursuant to which Robb Peck is merging with and into the Company as of the date hereof (the "MERGER") and the Stockholders will receive shares of the Company's common stock, $.01 par value per share (the "COMMON STOCK") as part of the merger consideration.

         WHEREAS, the parties hereto desire to promote the interests of the Company and the interests of the Stockholders by establishing herein certain terms and conditions upon which the Company will register certain of the shares of Common Stock acquired by the Stockholders in connection with the Merger; and

         WHEREAS, a condition to the effectiveness of this Agreement with respect to each Stockholder is that such Stockholder execute and deliver an RPM Stockholder Agreement (in the form attached as an Exhibit to the Merger Agreement).

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

                  "BUSINESS DAY" shall have the meaning ascribed thereto in the Merger Agreement.

                  "CHANGING EVENT shall have the meaning ascribed thereto in
Section 3.4(d) hereof.

                  "CLOSING DATE" shall have the meaning ascribed thereto in the Merger Agreement.

                  "COMMON STOCK" shall have the meaning ascribed thereto in the Recitals.

                  "COMMISSION" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.
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                  "CORRECTION EVENT" shall have the meaning ascribed thereto in
Section 3.4(d) hereof.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "HOLDER" shall mean any holder of Registrable Securities.

                  "INITIATING HOLDER" shall mean George E. Robb, Jr. or Robert
M. Murphy, or , if either of them is unable or unwilling to so act, then an individual designated by him (or his heirs or legal representatives).

                  "NON-REQUESTING INITIATING HOLDER" shall have the meaning ascribed thereto in Section 3.1(a) hereof.

                  "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder and the declaration or ordering of the effectiveness of such registration statement.

                  "REGISTRABLE SECURITIES" shall mean the shares of (i) Common Stock received by the Holders in connection with the Merger (and any shares of Common Stock received in connection with the exercise of any stock options originally granted by Robb Peck and assumed by the Company) and (ii) capital stock issuable or issued in respect of shares of Common Stock described in clause (i) above to the Holders upon any stock split, stock dividend, merger, consolidation, recapitalization or similar event, excluding all such shares which (x) have been registered for resale under the Securities Act and disposed of in accordance with the registration statement covering them, (y) have been publicly sold pursuant to Rule 144, or (z) are eligible for sale without restriction under Rule 144(k).

                  "REGISTRATION EXPENSES" shall mean all expenses incurred in compliance by the Company with Section 3 hereof, including, without limitation, all registration, qualification and filing fees, exchange listing fees, expenses incurred in connection with the preparation, printing and distribution of the registration statement and prospectus (including all expenses incurred in connection with the delivery to any Holder of such number of copies of any prospectus as such Holder may reasonably request), escrow fees, fees and disbursements of counsel for the Company and independent public accountants of the Company, blue sky fees and expenses, the fees and expenses of one counsel for all the selling Holders and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

                  "RULE 144" shall mean Rule 144, or any successor rule, under the Securities Act.

                  "RULE 144(k)" shall mean Rule 144(k), or any successor rule, under the Securities Act.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.


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
                  "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included under Registration Expenses).

                  "RPM STOCKHOLDER AGREEMENT" shall have the meaning ascribed thereto in the Merger Agreement.

         2. Notice of Transfers. Promptly following a transfer of any Registrable Securities, each Holder agrees to give written notice to the Company of the number of Registrable Securities and the date of transfer.

         3.       Registration Rights.

         3.1      Request for Registration.

                  (a) Pursuant to this Section 3.1(a), each Initiating Holder (or both Initiating Holders acting jointly) shall be entitled to present to the Company a written request (a "REQUEST") that the Company effect a registration under the Securities Act covering the resale of Registrable Securities held by the Initiating Holder or Initiating Holders. If the Company shall receive from an Initiating Holder or Initiating Holders a Request that the Company effect a registration with respect to such Initiating Holder's or Initiating Holders' Registrable Securities having a market value of not less than $1,000,000 as of the date of a Request, the Company will use its reasonable best efforts to file and have declared effective by the Commission a registration (a "DEMAND REGISTRATION") as soon as practicable after receipt of the Request to permit or facilitate the sale and distribution of all such Registrable Securities as are specified in such Request. If a registration is proposed under this Section 3.1(a) by one Initiating Holder, then the Company shall promptly give written notice of such proposed registration to the other Initiating Holder (the "Non-Requesting Initiating Holder"). If the Non-Requesting Initiating Holder desires to include in any such proposed registration all or any part of his Registrable Securities, he shall notify the Company of such intent within five
(5) days after receipt from the Company of the written notice described in the preceding sentence. Such notification may specify all or a part of the Non-Requesting Initiating Holder's Registrable Securities.

                  (b) If all or any portion of the Registrable Securities covered by a Request are, at the request of the Initiating Holder or Initiating Holders, to be distributed by means of an underwriting, the Initiating Holder or Initiating Holders shall so advise the Company as a part of the Request. If an Initiating Holder or Initiating Holders disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. The securities so withdrawn shall also be withdrawn from registration and such registration shall not count as a permitted Demand Registration under this Section 3.1 (but only with respect to the first such registration filed under this Section 3.1).

                  (c) The Company shall not be required to effect (i) more than one (1) Demand Registration in any twelve month period (ii) any Demand Registration following the second anniversary of the date of this Agreement.


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
                  (d) The Company shall have the right to defer its obligation to effect a Demand Registration for up to ninety (90) calendar days if, in the Company's good faith judgment, effecting a Demand Registration would be materially detrimental to the Company and an executive officer of the Company so notifies the Holders in writing; provided, however, that in such event, the Initiating Holder or Initiating Holders will be entitled to withdraw such Request, and if such Request is withdrawn, such registration shall not count as a permitted Demand Registrations under this Section 3.1 and the Company will pay all Registration Expenses in connection with such registration.

                  (e) The registration statement filed pursuant to Section 3.1(a) may include other securities of the Company which are held by officers or directors of the Company or which are held by persons who, by virtue of agreements with the Company are entitled to include their securities in any such registration (collectively, "OTHER STOCKHOLDERS"). The Company shall promptly give notice of any registration proposed under this Section 3.1 to such Other Stockholders and shall promptly give notice to the Initiating Holder or Initiating Holders of any request by any such Other Stockholder for inclusion of such Other Stockholders' securities in the Demand Registration. In the event that a registration effected pursuant to Section 3.1(a) is for an underwritten offering, and the representative of the underwriters advises the Company in writing that, in its opinion, marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all Holders and Other Stockholders requesting registration, and the number of shares that may be included in the registration and underwriting shall be allocated first to the Initiating Holder or Initiating Holders, and then in the following manner: (i) the securities requested to be registered by officers or directors of the Company (other than officers or directors of the Company who are also Holders) shall be excluded from such registration and underwriting to the extent required by such limitation in proportion, as nearly as practicable, to the respective amounts of securities requested to be registered by such officers and directors, and (ii) if a limitation on the number of shares is still required, the securities being sold for the account of the Other Stockholders (other than officers or directors of the Company who are not Holders) shall be excluded from such registration and underwriting to the extent required by such limitation in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which they had requested to be included in such registration. If any Holder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter, and, in the case of the withdrawal of an Initiating Holder, such registration (but only with respect to the first such registration filed under Section 3.1(a) hereof).

                  (f) Suspension of Sales. Notwithstanding anything to the contrary contained herein (but subject to the last sentence of this paragraph), the Company shall have the right to suspend further open market sales of Registrable Securities under a registration statement filed pursuant to Sections
3.1 or 3.2 hereof (the "SUSPENSION RIGHT") whenever, in the reasonable judgment of the Company after consultation with counsel, there is or may be in existence
(i) material undisclosed information or events with respect to the Company or
(ii) a Changing Event and, in the case of a registration statement filed pursuant to Section 3.2 hereof, the Company has suspended sales of all securities covered thereby. Such suspension shall continue for the period of time reasonably necessary for (x) disclosure to occur at a time that is not detrimental to the Company or its stockholders or until such time as the information or event is no longer material, or (y) a Correction Event as the case may be, each as determined in good faith after consultation


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
with counsel. The Company will give the Holders two Business Days' written notice of any such suspension and will use all reasonable best efforts to minimize the length of such suspension. During the twenty-four month period following the date of this Agreement, the right of the Company to exercise the Suspension Right shall be limited to 180 days in the aggregate for each twelve-month period following the effective date of a Demand Registration.

         3.2      COMPANY REGISTRATION.

                  (a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders (other than a registration relating solely to employee benefit plans, a registration relating solely to a Commission Rule 145 transaction or a registration on any registration form which does not permit secondary sales), the Company will (i) within ten (10) days after such determination give to each Holder written notice thereof; and (ii) include in such registration and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within twenty (20) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 3.2(b) below. Such written request may specify all or a part of a Holder's Registrable Securities.

                  (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders by written notice. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company distributing its securities for its own account through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 3.2, if the representative of the underwriters advises the Company in writing that, in its opinion, marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all Holders requesting registration, and the number of shares that may be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its account or to a security holder or holders exercising demand registration rights for securities being sold for their account, as the case may be, and then in the following manner: (i) the securities requested to be registered by officers or directors of the Company (other than officers or directors who are also Holders) shall be excluded from such registration and underwriting to the extent required by such limitation in proportion, as nearly as practicable, to the respective amounts of securities requested to be registered by such officers and directors, and (ii) if a limitation on the number of shares is still required, the securities being sold for the account of the Holders shall be excluded from such registration and underwriting to the extent required by such limitation in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which they had requested to be included in such registration. If any Holder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter.

         3.3 EXPENSES OF REGISTRATION. The Company shall bear all Registration Expenses and the selling Holders shall bear all Selling Expenses (in proportion, as nearly as practicable, to the Registrable Securities of each Holder being registered) incurred in connection with any registration, qualification or compliance pursuant to the provisions of Sections 3.1 and 3.2.


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         3.4 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each participating Holder advised in writing as to the initiation of such registration and as to the completion thereof. At its expense, the Company will:

                  (a) In the case of a registration under Section 3.2 hereof, keep such registration statement effective until the earlier of (x) 120 days from the effective date of such registration statement or (y) the date on which all of the Holders have completed the distributions described in the registration statement relating thereto, and in the case of a Demand Registration under Section 3.1 hereof, keep such registration statement effective until the earlier of two (2) years from the effective date of such registration statement or the date on which all of the Holders have completed the distributions described in the registration statement relating thereto;

                  (b) Prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and free of material misstatements or omissions and to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement and respond as promptly as practicable to any comments received with respect thereto;

                  (c) Furnish to each Holder such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a selling Holder from time to time may reasonably request in order to facilitate the disposition of Registrable Securities covered by them;

                  (d) Notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act , of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits a fact necessary to make the statements therein not misleading in light of the circumstances under which they were made (a "CHANGING EVENT"), and, the Company will as soon as possible prepare and furnish to such seller (a "CORRECTION EVENT") a reasonable number of copies of a supplement to or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (e) Cause all Registrable Securities included in such registration to be listed on each, if any, securities exchange or system on which similar securities issued by the Company are then listed;

                  (f) Register or qualify for offer and sale the Registrable Securities by the time the registration is declared effective by the Commission under all applicable state securities or "blue sky" laws of the 50 states of the United States or obtain appropriate exemptions therefrom, to keep each such registration or qualification effective during the period the registration statement is required to be kept effective, and to do any and all other acts and things which may be reasonably necessary or advisable to enable each Holder to consummate the disposition in


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
each such jurisdiction of the Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to submit to the general service of process in any such jurisdiction unless the Company is already subject to such service in such jurisdiction;

                  (g) During the period that the Company is required to keep the registration statement effective, the Company will advise the Holders within a reasonable time (i) when the prospectus or any prospectus supplement or post-effective amendment thereto has been filed, and when the same has become effective, (ii) of any request by the Commission for any amendments to, or issuance by the Commission of any stop order with respect to the registration statement or any prospectus or amendment thereto, or (iii) of the issuance by any state securities commission or other regulatory authority of any order suspending the registration or qualification or exemption from registration or qualification or any proceedings for that purpose;

                  (h) If reasonably requested by Holders' counsel or any Holder, incorporate as promptly as practicable in a prospectus supplement or post-effective amendment such information as such Holder or Holders' counsel requests to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such Holder to any underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and any other terms of any underwritten offering of the Registrable Securities to be sold in such offering, and the Company shall promptly make all required filings of such prospectus supplement or post-effective amendment;

                  (i) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing Registrable Securities sold under a registration statement to the purchasers thereof, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

                  (j) Enter into such customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as the Holders or the underwriters retained by the Holders participating in an underwritten public offering, if any, may reasonably request in order to expedite or facilitate the disposition of Registrable Securities; provided, however, that such underwriters are reasonably acceptable to the Company;

                  (k) Furnish to each Holder of Registrable Securities included in such offering and to each underwriter, if any, if requested by such Holder or underwriter, a signed counterpart, addressed to such Holder or underwriter, of
(i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering matters of the type customarily covered by opinions or comfort letters, as the case may be.

                  (l) During the period when the prospectus is required to be delivered under the Securities Act, file in a timely fashion all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.


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
         4.       INDEMNIFICATION.

                  (a) The Company will indemnify and hold harmless each Holder, its partners, officers, directors, trustees, employees and agents, and each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, officers, directors, trustees, employees and agents of such controlling person, and each underwriter, if any, and each person who controls such underwriter within the meaning of the Securities Act or the Exchange Act, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof), joint or several, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement (or amendment thereto), prospectus or other document (including any related registration statement, any amendments thereto and all documents incorporated by reference therein) incident to any such registration, qualification or compliance, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or based on any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and will reimburse each such person, for any legal and other expenses as are reasonably incurred by them in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in such registration statement, prospectus or other document in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein or to the extent due to the failure of such Holder or underwriter to provide an updated prospectus or other document to a purchaser at a time when the Company has informed such Holder or underwriter of a material misstatement or omission in a prospectus or other document and has provided updated prospectuses or other documents correcting such misstatement or omission.

                  (b) Each Holder (on a several and not joint basis) will indemnify the Company, its officers, directors, employees and agents, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the officers, directors, employees and agents of such controlling person, and each underwriter, if any, and each person who controls such underwriter within the meaning of the Securities Act or the Exchange Act, and each other Holder, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement (or amendment thereto), prospectus, or other document (including any related registration statement, any amendments thereto and all documents incorporated by reference therein) incident to any such registration, qualification or compliance, or arising out of or based on or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal and other expenses as are reasonably incurred by them in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus


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
or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, that in no event shall any indemnity under this Section 4(b) exceed the net proceeds from the offering received by such Holder, and no Holder shall be liable under this Section 4(b) for any statements or omissions of any other Holder; and provided, further, that no Holder shall be liable in any such case to the extent due to the failure of the Company or underwriter to provide an updated prospectus or other document to a purchaser at a time when such Holder has informed the Company or underwriter of a material misstatement or omission in a prospectus or other document and has written information correcting such misstatement or omission.

                 (c) Each party entitled to indemnification under this Section 4 (the "INDEMNIFIED Party") shall give notice in writing to the party required to provide indemnification (the "INDEMNIFYING Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense; provided, however, that the Indemnifying Party shall pay the expense of one counsel for all similarly situated Indemnified Parties if representation of such Indemnified Parties by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Parties and any other party represented by such counsel in such proceeding, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 4, unless such failure materially prejudices the ability of the Indemnifying Party to defend against the claims asserted against the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                  (d) If the indemnification provided for in this Section 4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and such Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the


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
Company or by such Holder and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 4(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 4(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 4(d) hereof. No person guilty of fraudulent misrepresentation (within the meaning of the Securities
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each Holder under this
Section 4(d) are several and not joint, and are subject to the limitation set forth in the proviso to Section 4(b) above.

         5. Information by Holders. Each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

         6. "Lock-Up" Agreement. Each Holder, if requested by the Company and the managing underwriter of an offering by the Company of Common Stock, or other securities convertible into or exchangeable for Common Stock of the Company, pursuant to a registration statement, shall agree in writing (the "LOCK-UP AGREEMENT") not to sell publicly or otherwise transfer or dispose of any shares of Common Stock or other securities convertible into or exchangeable for Common Stock of the Company held by such Holder (other than those included in the registration, if applicable) for a specified period of time (not to exceed ninety (90) days) following the effective date of such registration statement. Notwithstanding the foregoing, a Holder shall not be required to enter into a Lock-Up Agreement if a Holder has duly elected, in accordance with the instructions provided to him by the Company or the underwriter, to include a certain number of his Registrable Securities in a registration statement contemplated under Section 3.2 and, as a result of the limitations set forth in
Section 3.2(b), is unable to sell more than 50% of such Registrable Securities under such registration statement.

         7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

                  (a) use its reasonable best efforts to make and keep current public information available as those terms are understood and defined in Rule 144 under the Securities Act at all times;

                  (b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to the Holders forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities

Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holders may reasonably request in availing themselves of any rule or regulation of the Commission allowing the Holders to sell any such securities without registration.

         8. Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to the Holders by the Company under
Section 3 may be transferred or assigned to a person or entity who, on the written advice of counsel, would not be able to sell Registrable Securities without being subject to the volume and timing restrictions of Rule 144 or Rule 145; provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights assumes the obligations of the Holders under this Agreement.

         9. Termination. The provisions of this Agreement shall terminate on the fourth anniversary of the date of this Agreement.

         10. Amendment; Waiver. No amendment, alteration or modification of this Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument executed by Holders who own at least a majority of the issued and outstanding Registrable Securities. No waiver of any provision of this Agreement shall be valid unless it is expressed in a written instrument duly executed by the party or parties making such waiver; it being agreed and understood that execution by Holders who own a majority of the Registrable Securities shall constitute a waiver by all the Holders. The failure of any party to insist, in any one or more instances, on performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant or condition but the obligation of any party with respect thereto shall continue in full force and effect.

         11. Specific Performance, Remedies. The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement. Therefore, all parties hereto shall have the right to specific performance of the obligations of the other parties under this Agreement, and if any party hereto shall institute an action or proceeding to enforce the provisions hereof, any person (including the Company) against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

         12. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class, certified or registered mail, postage prepaid, return receipt requested, or transmitted by facsimile or delivered either by hand, by messenger or by nationally recognized overnight courier, addressed:

                  (a) if to the Holders, at the addresses set forth on Schedule I attached hereto or at such other address as they shall have furnished to the Company in writing.

                  with a copy to:

                                    Kelley Drye & Warren LLP
                                    Two Stamford Plaza
                                    281 Tresser Boulevard
                                    Stamford, CT 06901-3229
                                    Attn: Paul F. McCurdy, Esq.

                                            and

                                    Clifford Chance Rogers & Wells LLP
                                    200 Park Avenue
                                    New York, New York 10166
                                    Attn: Bonnie A. Barsamian, Esq.
                                    Fax: (212) 878-8375

                  (b) if to the Company, at the following address, or at such other address as the Company shall have furnished to the Holders,

                                    LaBranche & Co Inc.
                                    One Exchange Plaza
                                    New York, New York 10006
                                    Fax: (212) 344-1469
                                    Attn: Michael LaBranche

                  with a copy to:

                                    Fulbright & Jaworski L.L.P.
                                    666 Fifth Avenue
                                    New York, New York 10103
                                    Fax: (212) 752-5958
                                    Attention: Jeffrey M. Marks, Esq.

         Alternatively, to such other address as a party hereto supplies to each other party in writing.

         13. Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted transferees, successors and assigns of the parties hereto, whether so expressed or not.

         14. Governing Law. This Agreement is to be governed by and interpreted under the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

         15. Titles and Subtitles. The titles of the sections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

         16. Severability. The invalidity or unenforceability of any provisions of this Agreement shall not be deemed to affect the validity or enforceability of any other provision of this Agreement.

         17. Entire Agreement. This Agreement and the Merger Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, arrangements and understandings, whether written or oral, with respect to the subject matter hereof.

         18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         19. Future Agreements. The Company shall not hereafter enter into any registration rights or other agreement or instrument which violates or materially impairs the rights granted to the Holders in this Agreement.

         20. RPM Stockholder Agreement. A Stockholder shall not have any rights or benefits under this Agreement unless such Stockholder has executed and delivered to the Company an RPM Stockholder Agreement.



                     [This space intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                                  LABRANCHE & CO INC.

                                  By:  /s/ George M.L. LaBranche IV
                                       ----------------------------
                                        George M.L. LaBranche IV
                                        Chairman, Chief Executive Officer
                                        and President

                                  STOCKHOLDERS:
                                  /s/ George E. Robb, Jr.
                                  --------------------------------
                                  George E. Robb, Jr.

                                  /s/ Robert M. Murphy
                                  --------------------------------
                                  Robert M. Murphy

                                   SCHEDULE 1
                STOCKHOLDERS UNDER REGISTRATION RIGHTS AGREEMENT


Stockholders:

        1)   George E. Robb, Jr.
        2)   Robert M. Murphy.